Exhibit 99.1

For Immediate Release

CPG International Inc. Posts First Quarter Results

Wednesday, May 12, 2010

CPG International Inc. (CPG) a leading manufacturer of premium, low maintenance building products for residential, commercial, and industrial markets today announced first quarter 2010 financial results. CPG’s products include AZEK Trim, AZEK Deck, AZEK Porch, AZEK Moulding, and AZEK Rail for residential housing markets; bathroom and locker systems sold under the brand names Comtec Industries, Hiny Hider and TuffTec, used in commercial building markets; and Vycom which extrudes plastic sheet products under the names of Celtec, Seaboard® and Flametec® and other non-fabricated products for special applications in industrial markets.

First Quarter Highlights

•

First quarter sales were $94.7 million, up 16.3% from the first quarter 2009. Revenue growth at AZEK Deck, driven by new product offerings and a stabilizing residential repair and remodel market, and volume growth at Vycom offset softness in the commercial market.

•	Gross margin decreased to 31.2% from 34.4% in the first quarter of 2009 driven by higher material costs.

•	Net income was $3.2 million for the first quarter of 2010, compared to a net loss of $(7.1) million in the first quarter of 2009.

•	EBITDA increased to $20.2 million in the first quarter of 2010. Adjusted EBITDA was $21.3 million in the first quarter of 2010, a moderate increase over $21.0 million in the first quarter of 2009.

“We are very pleased with our first quarter financial results,” commented Eric Jungbluth, CPG’s President and Chief Executive Officer. “Our efforts focusing on new product development and key marketing initiatives have already begun to pay off, particularly with AZEK Deck. We believe we are well positioned across all of our businesses to take advantage of the improving market conditions in 2010 and beyond.”

EBITDA Guidance

(See the accompanying financial schedules for full financial details and a reconciliation of non-GAAP financial measures to their GAAP equivalents.)

CPG reconfirmed earnings guidance for 2010 with Adjusted EBITDA guidance of $55 million to $65 million. Scott Harrison, Executive Vice President and Chief Financial Officer, said “Based on our first quarter results, we are reconfirming our Adjusted EBITDA guidance for the year. We continue to expect revenue growth driven by new products, being partially offset by higher material costs.”

Investor Call

CPG will hold an investor conference call to discuss First Quarter 2010 financial results at 9 AM Eastern time on Wednesday, May 12, 2010. Eric Jungbluth, President and Chief Executive Officer and Scott Harrison, Executive Vice President and Chief Financial Officer, will host the call.

To access the conference call, please dial (866) 863-6818, and use conference ID code 65855986. An encore presentation will be available for one week after the completion of the call. In order to access the encore presentation, please dial (800) 642-1687 or (706) 645-9291, and use the conference ID code 65855986.

Forward-looking Statements

Statements in this investor release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance, guidance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to CPG on the date this release was submitted. CPG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to CPG’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, the commercial building industry, raw material prices, competition, the economy and the financial markets. CPG may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of CPG’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About CPG International

Headquartered in Scranton, Pennsylvania, CPG International is a manufacturer of market-leading brands of highly engineered, premium, low-maintenance, building products for residential and commercial markets designed to replace wood, metal and other traditional materials in a variety of construction applications. The Company’s products are marketed under several brands including AZEK® Trim and Moulding, AZEK® Deck, AZEK® Rail, Santana Products, Comtec Industries, Capitol, TuffTec™, Hiny Hider® and Celtec®, as well as many other brands. For additional information on CPG please visit our web site at www.cpgint.com.

Financial Schedules

CPG International Inc. and Subsidiaries

Consolidated Balance Sheets

March 31, 2010 and December 31, 2009

(unaudited)

(dollars in thousands)

	March 31,	December 31,
	2010	2009
ASSETS:
Current assets:
Cash and cash equivalents	$18,433	$44,501
Receivables:
Trade, less allowance for doubtful accounts of $1,454 and $964 in 2010 and 2009, respectively	58,001	14,219
Inventories	34,042	45,922
Deferred income taxes—current	511	2,414
Prepaid expenses and other	3,078	3,097
Total current assets	114,065	110,153
Property and equipment—net	82,483	84,332
Goodwill	247,172	246,842
Intangible assets —net	91,689	92,699
Deferred financing costs—net	4,533	5,079
Other assets	286	299
Total assets	$540,228	$539,404

LIABILITIES AND SHAREHOLDER’S EQUITY:
Current liabilities:
Accounts payable	$19,835	$24,263
Current portion of capital lease	1,289	1,747
Current portion of long-term debt obligations	34,227	250
Accrued interest	6,290	13,049
Accrued rebates	4,425	3,916
Accrued expenses	11,941	14,527
Total current liabilities	78,007	57,752
Deferred income taxes	36,695	35,067
Capital lease obligation—less current portion	3,320	3,316
Long-term debt—less current portion	278,053	302,042
Accrued warranty—less current portion	3,232	3,183
Other liabilities	36	35
Commitments and contingencies
Shareholder’s equity:
Common shares, $0.01 par value: 1,000 shares authorized; 10 issued and outstanding at March 31,
2010 and December 31, 2009	—	—
Additional paid-in capital	212,187	212,152
Accumulated deficit	(59,708)	(62,899)
Note receivable – CP Holdings	(9,883)	(8,872)
Accumulated other comprehensive loss	(1,711)	(2,372)
Total shareholder’s equity	140,885	138,009
Total liabilities and shareholder’s equity	$540,228	$539,404

CPG International Inc.

and Subsidiaries

Consolidated Statements of Operations

Three Months Ended March 31, 2010 and 2009

(unaudited)

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	March 31,	March 31,
	2010	2009
Net sales	$94,667	$81,415
Cost of sales	(65,098)	(53,443)
Gross margin	29,569	27,972
Selling, general and administrative expenses	(14,395)	(12,819)
Impairment of goodwill and long-lived assets	(599)	(14,408)
Operating income	14,575	745

Other income (expenses):
Interest expense	(7,471)	(8,199)
Interest income	—	20
Miscellaneous – net	7	15
Foreign currency gain (loss)	78	(27)
Total other expenses-net	(7,386)	(8,191)
Income (loss) before income taxes	7,189	(7,446)
Income tax (expense) benefit	(3,998)	396
Net income (loss)	$3,191	$(7,050)

CPG International Inc. and Subsidiaries

Calculation of Earnings before Interest, Taxes, Depreciation and Amortization

Three Months Ended March 31, 2010 and 2009

(unaudited)

(dollars in thousands)

	Three	Three
	Months Ended	Months Ended
	March 31,	March 31,
	2010	2009
Net income (loss)	$3,191	$(7,050)
Interest expense, net	7,471	8,179
Income tax (expense) benefit	3,998	(396)
Depreciation and amortization	5,509	5,328
EBITDA	$20,169	$6,061

Reconciliation to Adjusted EBITDA:
EBITDA	$20,169	$6,061
Allowable adjustments:
Impairment of goodwill and long-lived assets	599	14,408
Relocation and hiring costs	49	44
Severance costs	13	25
Management fee and expenses	391	399
Non-cash compensation charge	14	31
Loss on disposal of fixed assets	11	–
Lease termination fees	18	–
Registration expenses related to Notes	13	53
Adjusted EBITDA	$21,277	$21,021